UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 8, 2018

DiamondRock Hospitality Company
(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.  Other Events.

On August 8, 2018, DiamondRock Hospitality Company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, which became immediately effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-206255) filed with the SEC on August 10, 2015.

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated August 8, 2018, relating to the Company’s “at-the-market” equity offering program (the “Prospectus Supplement”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $200,000,000 (the “Shares”), in amounts and at times to be determined by the Company (the “ATM Program”). The Company has no obligation to sell any of the Shares. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of funding available to the Company. The Company intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes, which may include acquisitions of additional properties as suitable opportunities arise, the repayment of outstanding indebtedness, capital expenditures, the improvement of properties in its portfolio, working capital and other general purposes.

In connection with the ATM Program, the Company entered into separate equity distribution agreements (collectively, the “Distribution Agreements”), each dated August 8, 2018, with each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC, as sales agents (collectively, the “Agents”). Pursuant to the Distribution Agreements, the Company may issue and sell the Shares from time to time through the Agents, as the Company’s agents for the offer and sale of the Shares, or to them for resale. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or through an electronic communications network. The Company will pay each of the Agents a commission, which, in each case, shall not be more than 2.0% of the gross sales price of Shares sold through such Agent as the Company’s agent under the applicable Distribution Agreement.

The offering of the Shares pursuant to any Distribution Agreement will terminate upon the earlier of (1) the sale of all of the Shares subject to the Distribution Agreements, (2) the termination of the Distribution Agreement by either the Company or the respective Agent at any time in the respective party’s sole discretion, and (3) August 8, 2021.

The foregoing description of the Distribution Agreements is qualified in its entirety by reference to the form of Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the filing of the Prospectus Supplement, the Company is filing as Exhibit 5.1 hereto the opinion of its counsel, Goodwin Procter LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1*	Form of Distribution Agreement
5.1*	Opinion of Goodwin Procter LLP with respect to the legality of the Shares
23.1*	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: August 8, 2018	By	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary